As filed with the U.S. Securities and Exchange Commission on July 2, 2019.

Registration No. 333-232364

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Pre-effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUGARMADE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	5110 (Primary Standard Industrial Classification Code Number)	94-3008888 (I.R.S. Employer Identification No.)

750 Royal Oaks Dr., Suite 108

Monrovia, California

888.982.1628

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jimmy Chan

750 Royal Oaks Dr., Suite 108

Monrovia, California

888.982.1628

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ronald J. Stauber, Esq.

Stauber Law Offices

1880 Century Park East, Suite 315

Los Angeles, CA 90067

310.556.0080

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☐	Smaller reporting company:	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)		Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.001	138,461,538 Shares	$0.0	9	$12,461,538.42	$$1,510.34

(1)	An indeterminate number of additional shares of Common Stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average daily trading prices on OTC Markets Group, Inc. for the last 24 months times 0.85 as applied in the Investment Agreement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The prospectus included in the Registration Statement filed on June 29, 2019 relates to the offer and resale of up to 138,461,538 shares of Sugarmade, Inc.’s Common Stock, par value $0.001 per share by K & J Funds, LLC pursuant to an Investment Agreement dated April 16, 2019. The prospectus previously filed is incorporated herein by this reference. This Amendment No 1 contains the consent of BF Borgers CPA and the consent of L & L CPA, PAs not previously included in said Registration Statement.

EXHIBIT INDEX

Exhibit Number	Title of Document	Location
3.1	Certificate of Incorporation dated June 20, 2007	Incorporated by reference to the Form 10 filed on March 14, 2008
3.2	Amendment to Certificate of Incorporation dated January 14, 2008	Incorporated herein by reference to the Form 10 filed on March 14, 2008
3.3	Certificate of Amendment to Articles of Incorporation, dated October 12, 2018	Incorporated by reference from the current report on Form 8-K filed October 12, 2018
3.4	Certificate of Correction of Designations, Powers, Preferences And Other Rights Of The Series A Convertible Preferred Stock.	Incorporated by reference from the current report on Form 8-K filed August 20, 2018 and marked Exhibit 3.1.6
3.5	Amended and Restated By-Laws	Incorporated herein by reference to the Form 10 filed on March 14, 2008
5.1	Opinion of Counsel Stauber Law Offices
10.18	Investment Agreement of April 16, 2019 with K&J Funds, LLC	Incorporated by reference from the current report on Form 8-K filed April 22, 2019 and marked Exhibit 10.1 therein.
10.19	Registration Rights Agreement of April 16, 2019 with K&J Funds, LLC	Incorporated by reference from the current report on Form 8-K filed April 22, 2019 and marked Exhibit 10.2 therein.
23.1*	Consent of BF Borgers CPA
23.2*	Consent of L&L CPA, PAs
23.3	Consent of Stauber Law (included in Exhibit 5.1)	Incorporated by reference to Exhibit 5.1 and Exhibit 23.3 to the Company’s registration statement filed on June 26, 2019.
24.1	Powers of Attorney	Included on signature page to this registration statement previously filed.
101.	XBRL Instance Document**
101.	XBRL Extension Schema Document**
101.	XBRL Extension Calculation Linkbase Document**
101.	XBRL Extension Definition Linkbase Document**
101.	XBRL Extension Labels Linkbase Document **
101.	XBRL Extension Presentation Linkbase Document **

*	Filed herewith.
**	In accordance with Rule 406T of Regulation S-T, this information is deemed not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on July 2, 2019.

By:	/s/ Jimmy Chan Jimmy Chan Chief Executive Officer and Chief Financial Officer (Principal Executive and Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jimmy Chan, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jimmy Chan Jimmy Chan	Chief Executive Officer, Chief Financial Officer and Chairman (Principal Executive and Financial Officer)	July 2, 2019

/s/ Christopher H. Deiterich Christopher H. Deiterich	Director	July 2, 2019